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                                                                      EXHIBIT 22

                      TRANS WORLD ENTERTAINMENT CORPORATION

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

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
Name of Significant                                         Names(s) Under Which the
     Subsidiary               State of Incorporation        Subsidiary Does Business
-------------------           ----------------------        ------------------------
Media Logic, Inc.                  New York                      Media Logic, Inc.

Record Town, Inc.                  New York                      Record Town, Inc.
                                                                 Saturday Matinee
                                                                 Movies Plus
                                                                 Tape World
                                                                 Coconuts
                                                                 Music World
                                                                 F.Y.E. (For Your Entertainment)
                                                                 Strawberries
                                                                 Waxie Maxie
                                                                 Planet Music
                                                                 Camelot Music
                                                                 The Wall

Record Town Michigan, Inc.         Delaware                      Record Town
                                                                 Saturday Matinee
                                                                 Tape World

Record Town Minnesota, Inc.        Delaware                      Record Town

Spec's Music, Inc.                 Florida                       Spec's Music

Trans World New York, Inc.         New York                      Trans World New York, Inc.

Trans World Management Company     New York                      Trans World Management Company

TWEC.com                           Delaware                      TWEC.com

Trans World Florida, Inc.          Florida                       Trans World Florida, Inc.
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